Exhibit 23.3

                         Consent of Independent Auditors

The Board of Directors
Argan, Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 (SEC File No. 333-____________) of Argan, Inc. (formerly Puroflow Incorporated) of our report dated February 26, 2003, except for Part A of Note 10 for which the date is January 21, 2004, relating to the consolidated balance sheet of Puroflow Incorporated and its subsidiaries at January 31, 2003, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, appearing in the Annual Report on Form 10-KSB of Argan, Inc. for the fiscal year ended January 31, 2004, as filed with the Securities and Exchange Commission on April 27, 2004. We also consent to the reference to us under the heading "Experts" in such registration statement.


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Rose, Snyder & Jacobs
A Corporation of Certified Public Accountants

Encino, California
February 25, 2005